SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) of the

                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        October 6,  1997
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                              LCS INDUSTRIES, INC.
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               (Exact name of registrant as specified in charter)


          Delaware                      0-12329                  13-2648333
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(State or other jurisdiction          (Commission            (IRS employer
of incorporation)                     file number)           identification no.)


120 Brighton Road, Clifton, New Jersey                            07012-1694
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(Address of principal executive offices)                          (Zip code)


Registrant's telephone number, including area code      (201) 778-5588
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         (Former name or former address, if changed since last report)
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Item 5. Other Events.

         The Board of Directors announced today that it would record a non-recurring charge of approximately $1,000,000 ($595,000 net of taxes, or $0.12 per share), in its fourth fiscal quarter ended September 30, 1997 relating to death benefits payable under employment agreements and other severance amounts due the Company's former Chairman, the late Arnold J. Scheine.

         Mr. Scheine resigned as Chairman and Chief Execuitve Officer, and as a director, on September 17, 1997, and passed away on September 22, 1997. Mr. Scheine had been Chief Executive Officer and a Director since he founded LCS Industries in 1969.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   LCS INDUSTRIES, INC.



Dated: October 6,  1997                   By: /s/ PAT R. FRUSTACI
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                                              Pat R. Frustaci
                                              Vice President - Finance